Exhibit 99.28(d)(xiii)

Expense Limitation Agreement

This Expense Limitation Agreement (the “Agreement”) is made and entered into this 1st day of March, 2017 between Lord, Abbett & Co. LLC (“Lord Abbett”), Lord Abbett Distributor LLC (“Lord Abbett Distributor”), and Lord Abbett Securities Trust (the “Trust”) with respect to Lord Abbett International Core Equity Fund (“International Core Equity Fund”), Lord Abbett International Dividend Income Fund (“International Dividend Income Fund”), Lord Abbett Global Core Equity Fund (“Global Core Equity Fund”), and Lord Abbett Growth Leaders Fund (“Growth Leaders Fund”) (each, a “Fund”).

In consideration of good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

1.	With respect to International Core Equity Fund, Lord Abbett agrees for the time period set forth in paragraph 6 below to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding 12b-1 fees and acquired fund fees and expenses, to an annual rate of 0.87% for Class A, B, C, P, R2, R3, R4, R5, and T and to an annual rate of 0.77% for Class F and I. For the same period, Lord Abbett agrees to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding acquired fund fees and expenses, to an annual rate of 0.70% for Class F3 and R6.

2.	With respect to International Dividend Income Fund, Lord Abbett agrees for the time period set forth in paragraph 6 below to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding 12b-1 fees and acquired fund fees and expenses, to an annual rate of 0.87% for Class A, B, C, P, R2, R3, R4, R5, and T and to an annual rate of 0.81% for Class F and I. For the same period, Lord Abbett agrees to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding acquired fund fees and expenses, to an annual rate of 0.81% for Class F3 and R6.

3.	With respect to Global Core Equity Fund, Lord Abbett agrees for the time period set forth in paragraph 6 below to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding 12b-1 fees and acquired fund fees and expenses, to an annual rate of

0.80% for each class other than Class F3 and R6. For the same period, Lord Abbett agrees to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding acquired fund fees and expenses, to an annual rate of 0.75% for Class F3 and R6.

4.	With respect to Growth Leaders Fund, Lord Abbett agrees for the time period set forth in paragraph 6 below to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding 12b-1 fees and acquired fund fees and expenses, to an annual rate of 0.70% for each class other than Class F3 and R6. For the same period, Lord Abbett agrees to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding acquired fund fees and expenses, to an annual rate of 0.60% for Class F3 and R6. For the same time period, Lord Abbett Distributor agrees to waive the Fund’s 0.10% Rule 12b-1 fee for Class F.

5.	To limit each Fund’s total net annual operating expenses as specified above, Lord Abbett will waive the same amount of management and administrative services fees for each share class, but may reimburse different amounts of shareholder servicing expenses for each share class in its sole discretion.

6.	This Agreement will be effective from March 1, 2017 through February 28, 2018. This Agreement may be terminated only by the Board of Trustees of the Trust upon written notice to Lord Abbett.

[Signatures follow on next page]

IN WITNESS WHEREOF, Lord Abbett, Lord Abbett Distributor, and the Trust have caused this Agreement to be executed by a duly authorized member and officer, respectively, to become effective as of the day and year first above written.

LORD ABBETT SECURITIES TRUST

By:	/s/ Brooke A. Fapohunda
Brooke A. Fapohunda
Vice President and Assistant Secretary

LORD, ABBETT & CO. LLC

By:	/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Member and General Counsel

LORD ABBETT DISTRIBUTOR LLC
By:	LORD, ABBETT & CO. LLC

By:	/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Member and General Counsel
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